SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

/X/      Preliminary Information Statement

/  /     Confidential, for Use of the Commission Only (as permitted by
         Rule 14c-5(d)(2))

/  /     Definitive Information Statement

                         WATERFORD STERLING CORPORATION
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                (Name of Registrant As Specified In Its Charter)

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/  /     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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              computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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


                         WATERFORD STERLING CORPORATION.
                            200 South Knowles Avenue
                           Winter Park, Florida 32789

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To be held on September 27, 2002


To the stockholders of Waterford Sterling Corporation:

         Notice is hereby given that a special meeting of stockholders of Waterford Sterling Corporation will be held on September_27, 2002 at 10:00 a.m. 200 South Knowles Avenue, Winter Park, Florida 32789 for the following purposes:

1. Amendment of the Articles of Incorporation to reverse split the shares of the Company on a one for four basis, to reauthorize the par value at .001 per share and to increase the number of shares authorized to 100,000,000 shares.

2. Amendment to Articles of Incorporation to change the name of the Company to Eternal Technology Group, Ltd.

3.   To  verify  the  acquisition  of  Eternal   Technologies  Group,  Ltd.  and
     subsidiaries.

Common stockholders of record on the close of business on September_13, 2002 are entitled to notice of the meeting. All stockholders are cordially invited to attend the meeting in person.


                                        By Order of the Board of Directors,



                                        /s/ Jacob Nguyen
                                        -----------------------------------
                                            Jacob Nguyen
                                            Chief Executive Officer and Director

August 27, 2002

                         WATERFORD STERLING CORPORATION
                            200 South Knowles Avenue
                           Winter Park, Florida 32789


                              INFORMATION STATEMENT
                                 August 27, 2002


     This Information Statement is furnished by the Board of Directors of Waterford Sterling Corporation (the "Company") to provide notice of a special meeting of stockholders of the Company which will be held on September 27, 2002.

     The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on September 13, 2002 (the "Record Date"). This Information Statement will be first mailed on or about September 16, 2002 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 20,887,815 shares of the Company's Common Stock. The holders of all outstanding shares of Common Stock are entitled to one vote per share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

     The presence at the special meeting of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the annual meeting other than those referred to in this Information Statement.

     Each of the matters scheduled to come before the special meeting requires the approval of a majority of the votes of the shares outstanding. Thomas L. Tedrow, or entities controlled by him own 14,359,000 or 68.74% of our Common Stock, and will be able to approve the matters presented in this Information Statement.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Proposal 1
Amendment of the Articles of Incorporation

     Amendment of the Articles of Incorporation to Reverse Split the Company's shares on a one for four basis, reauthorize the par value of $.001 per share and increase the authorized shares to 100,000,000 shares.

     The Company's amended Articles of Incorporation currently provide that the Company is authorized to issue 25,000,000 shares of common stock with a par value of $.001 per share. On August 23, 2002, the Company's Board of Directors authorized an amendment to the Articles of Incorporation to reverse split the existing shares of the Company on a one for four basis, to reauthorize the par value of $.001 per share and to increase the number of authorized shares of common stock from 25,000,000 (6,250,000 following the reverse split) to 95,000,000 shares. Under the proposed amendment, the first paragraph of the Articles IV of the Articles of Incorporation would be amended to read as follows:

     The total number of shares which the Corporation shall have authority to issue (subsequent to the one for four reverse split effected on September 27, 2002) is One-Hundred Million (100,000,000) shares, consisting of ninety-five million (95,000,000) shares of Common Stock having a par value of $.001 per share and five-million (5,000,000) shares of Preferred Stock having a par value of $.001 per share.

     The principle purposes of the proposed amendment are as follows:

(a)  The Reverse Split

     1. The current price of the Company's common stock is extremely low. By reverse splitting the shares, the Company hopes to increase its price per share. 2. The Company believes that there are currently too many shares in the market place to attract a company to acquire or with which to merge. Be reducing the number of shares outstanding, the Company hopes to be better positioned to attract an operating company which it can acquire or with which to merge.

(b)  The Reauthorized of the .001 par value

     Following the reverse split, the par value would decrease to $.00025 per share. Since few if any companies have such a low par value and the Nevada franchise tax would not increase by restoring the $.001 par value, the Company wishes to restore the par value to its original value of .001 per share.

(c)  Increase in Authorized Shares

     The principal purpose for the authorizing of additional shares is to increase the Company's flexibility to make acquisitions with its shares. At present, the Company is authorized to issue 25,000,000 common shares, of which 20,887,815 have already been issues, leaving little flexibility for acquisitions for shares. By increasing the authorized shares, the Company will increase its flexibility and be able accommodate the acquisition of Eternal Technologies Group, Ltd. and Subsidiaries.

     The affirmative vote of a majority of all outstanding shares of common stock of the Company is required for approval of this proposal. Thomas L. Tedrow, individually and through entities controlled by him owns14,359,000 shares or 68.74% of the shares outstanding, and will be able to approve this proposal. Therefore, abstentions, non-votes, or votes against will have no effect on the outcome of this proposal. The Board of Directors recommends a yes vote on this proposal.

Proposal 2

     Amendment to the Articles of Incorporation to change the name of the Company to Eternal Technology Group, Ltd.

     On August ___, 2002, the Company's Board of Directors authorized an amendment to the Articles of Incorporation to change the name of the Company to "Eternal Technology Group, Ltd.". Under the proposal amendment, Article I of the Articles of Incorporation would be amended to read as follows:

     The name of the corporation (hereinafter called "Corporation") is Eternal Technology Group Ltd.

     The purpose for the proposal amendment is because of the proposal acquisition by the Company of Eternal Technology Group Ltd., changing the name of the Company to that of its subsidiary is required by the proposed Exchange Agreement.

     The affirmative vote of a majority of all outstanding shares of common stock of the Company is required for approval of this proposal. Thomas L. Tedrow, individually and through entities controlled by him owns14,359,000 shares or 68.74% of the shares outstanding, and will be able to approve this proposal. Therefore, abstentions, non-votes, or votes against will have no effect on the outcome of this proposal. The Board of Directors recommends a yes vote on this proposal.

Proposal 3

     Ratification of the Acquisitions of Eternal Technology Group Ltd. and Subsidiaries ("Eternal") in exchange for 22,050,000 shares of the Company's post-reverse split common stock. Eternal through its subsidiary Inner Mangolia Aershan Agriculture and Husbandry Technology a People's Republic of China corporation operates a breeding center to propogate quality meat sheep and other breeds in Inner Mangolia. It also operates a genetics research and biopharmaceutical facility with the support of the Chinese government. For the year ended December 31, 2001, the Company had revenue of 11,446,361 and earnings of $5,810,288, total assets of 25,653,507 and equity of $18,534,788. The financial statements for December 31, 2001 and June 30, 2002 are attached hereto.

     Although a shareholder vote is not required to approve this acquisition. The Board of Directors believes that it is the best interest of the Company to have the shareholder ratify this acquisition Thomas L. Tedrow individually and through entities controlled by him owns $14,359,000 shares or 68.74% of the shares outstanding and will be able to ratify this proposal. Therefore, abstentians, non-voters or votes against will have no effect on the outcome of this proposal. The Board of Directors recommend a yes vote on this proposal. Other Matters

     The Board of Directors does not intend to bring any other matters before the Special Meeting and has not been informed that any other matters are to be presented by others.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/  Jacob Nguyen
                                         ----------------------------------
                                              Jacob Nguyen, Chief Executive
                                              Officer and Director


August 27, 2002